Exhibit 10.11

FOUNDERS AGREEMENT

Christoph Westphal and the Company (as defined below)

February 25, 2014

Bruce Bean

Donald MacKinnon

Roderick MacKinnon

Re:                           Founders Agreement (the “Agreement”)

Dear Bruce, Don and Rod:

On behalf of a new Delaware corporation to be formed, which we intend to call “Flex Pharma, Inc.” (the “Company”), I am pleased to offer to each of you (collectively, the “Scientific Founders”) shares of common stock, par value $0.001 per share (the “Common Stock”), of the Company.  The terms on which you would be issued the Common Stock, our agreements regarding such Common Stock, the transfer of intellectual property to the Company and your respective roles with the Company are set forth below.

In consideration of the covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, we hereby agree as follows in connection with the formation of the Company:

1.                                      Issuance of Common Stock.

1.1                               In consideration of the purchase price of $0.001 per share (the “Original Purchase Price”), the Company will issue to you an aggregate of 3,900,000 shares of Common Stock (the “Scientific Founder Shares”), of the Company, which will be equal to 13% of the fully diluted capitalization (including all outstanding common shares, all securities convertible into or exercisable for common shares and all shares reserved under any employee incentive pool) of the Company at the time of completion of a Qualified Financing (as defined below).  The Scientific Founder Shares shall be allocated to each of you as follows:  (i) 1,500,000 Shares shall be issued to Bruce Bean (“Bruce”), (ii) 900,000 Shares shall be issued to Donald MacKinnon (“Don”), and (iii) 1,500,000 Shares shall be issued to Roderick MacKinnon (“Rod”).  You acknowledge that shares of Common Stock (the “Business Founders Shares,” and together with the Scientific Founders Shares, the “Founders Shares”) will be also issued to me and other business founders (the “Business Founders,” and together with the Scientific Founders, the “Founders”).

1.2                               For the purposes of this Agreement, a “Qualified Financing” means the sale of shares of capital stock of the Company, in one transaction or series of related transactions, which sale or sales result in gross proceeds to the Company of at least Ten Million Dollars ($10,000,000) and complies with the following conditions:  the financing will be at a valuation that will not dilute your fully-diluted percentage interest below 13% and the financing will be for convertible preferred stock with a liquidation preference of 1x.

1.3                               In the event that the Company issues to management or employees during the first year after the Qualified Financing aggregate shares or options in excess of the shares reserved under the employee incentive pool at the closing of the Qualified Financing (the “Excess Share Issuances”), the Company will issue to the Scientific Founders additional options so that in the aggregate they receive 13% of the Excess Share Issuances.  The same anti-dilution protection will be provided to Business Founders with respect to their percentage interests upon such closing.  For the avoidance of doubt, no anti-dilution protection will be provided for financings after the Qualified Financing.  For clarity, as an illustrative example:  If, within one year of the financing, an additional 1,000,000 shares of options are issued to the option pool, then 149,425 shares will be issued, pro rata to previous ownerships, to Bruce, Rod, and Don.  Similar treatment will hold for the Business Founders.

2.                                      Transfer of IP.  You shall transfer, convey and assign the patent application (the “Patent Application”) described in the form of Patent Assignment Agreement attached hereto as Exhibit A (the “Patent Assignment Agreement”) and you shall, and shall cause Catalyst Research, LLC (“Catalyst”), which you collectively own, to transfer, convey and assign to the Company all work papers, data, trial results and know-how (together with the Patent Application, the “IP Assets”) that relate to the technology described in such Patent Application (the “Technology”). In consideration for the foregoing, the Company shall reimburse you or Catalyst, as directed by you, all third party development and patent expenses incurred in connection with the development of the Technology, but not to exceed Seventy Thousand Dollars ($70,000), by.  This payment shall be made upon the close of a Qualified Financing.

3.                                      Advisory Services.

3.1                               Each of Bruce and Rod shall serve on the Company’s Scientific Advisory Board, which will include quarterly advisory board meetings and availability at mutually agreeable times to provide scientific advisory services.  Don will execute a strategic consulting agreement pursuant to which he will provide at mutually agreeable times strategic advisory services.  In connection with such services, you will each be subject to (i) confidentiality obligations, (ii) non-compete obligations with respect to the development and sale of products for the treatment of muscle cramps and (iii) the obligation to transfer ownership to the Company of any improvements to the Technology that are developed in connection with such services.

3.2                               In consideration for services on the Scientific Advisory Board, each of Bruce and Rod will be entitled to receive fees of $60,000 per year, and stock options in the amounts that are granted to other members of the Scientific Advisory Board.  Don will receive a fee of $10,000 per year in exchange for advisory services provided by Don.  You each will be entitled to serve in your advisory roles for at least four (4) years from the date of grant of your Scientific Founder Shares, except if your advisory relationship is terminated by the Company for Cause or you voluntarily terminate your advisory relationship with the Company (each, an “Advisory Termination Event”).  The definition of “Cause” shall be mutually acceptable to the Company and you, and shall be set forth in the final definitive advisory agreements that you will execute with the Company. Payment of advisory fees shall commence only upon the consummation of a Qualified Financing.

3.3                               Insofar as technology developed using the facilities, funding, personnel and other resources of any educational, research or academic institutions with which any of you are affiliated may be subject to institutional IP ownership policies, you represent and agree that you have

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not and will not use such resources in connection with the IP Assets and your providing services to the Company.

4.                                      Stock Restriction Agreement.  Every Founder shall be subject to a Stock Restriction Agreement, which will provide, among other things, that, in addition to the Company’s right of repurchase upon a Termination Event (as defined in Section 6 below), any unvested Founder Shares may be repurchased by the Company at the Original Purchase Price only upon an Advisory Termination Event with respect to such Founder.  The Founder Shares shall be twenty-five percent (25%) vested upon issuance and the remainder shall vest quarterly over four years from the date of grant; provided, however, all unvested Founder Shares shall accelerate immediately upon the closing of an acquisition or other sale of the Company.  (Note that upon an IPO, no acceleration of vesting shall occur).  Additionally, it is anticipated that as part of the Qualified Financing, all Founder Shares shall be made subject to standard rights and restrictions, such as co-sale, first refusal, market stand-off and voting obligations. The Business Founders will execute Stock Restriction Agreements upon the same terms.

5.                                      Royalties. The Scientific Founders and Christoph Westphal shall be entitled to receive royalties equal to two percent (2%) of gross sales of any Flex Pharma product to treat any neuromuscular disorders, including without limitation anti-cramp products, that are made by the Company.  Such royalties shall be shared fifty percent (50%) with the Scientific Founders, allocated among the Scientific Founders in one-third equal shares, and fifty percent (50%) with Christoph Westphal. This royalty will survive any license of IP to other parties, or sale of the Company.

6.                                      Your Representations and Warranties.  To induce the Company to issue the Scientific Founder Shares to you, you hereby represent, warrant and agree as follows:

6.1                               Experience, Financial Capability and Suitability.  You are sufficiently experienced in financial and business matters to be capable of evaluating the merits and risks of this investment and to make an informed decision relating thereto.  You have the financial capability for making the investment, can afford a complete loss of the investment and the investment is a suitable one for you.

6.2                               Access To Information.  Prior to the execution of this Agreement you have had the opportunity to ask questions of and receive answers from representatives of the Company concerning the finances, operations, business and prospects of the Company.

6.3                               Investment Intent.  You are acquiring the Scientific Founder Shares for your own account for the purpose of investment and not with a view to, or for resale in connection with, the distribution thereof, nor with any present intention of distributing or selling the Scientific Founder Shares.  You understand that the Scientific Founder Shares are not being registered under the Securities Act of 1933, as amended, and are not being registered under any state “blue sky” laws, and the Scientific Founder Shares may not be transferred except in compliance with such laws.

7.                                      Termination.  In the event that a Qualified Financing has not occurred within six (6) months of the date of this Agreement, at the written request of the Scientific Founders he Scientific Founders may elect to terminate their relationship with the Company (the “Termination Right”), in which event (i) the Company shall transfer, convey and assign all IP Assets (including any improvements thereto)  back to the Scientific Founders or Catalyst as directed by the Scientific Founders, (ii) the Company may elect to repurchase all Scientific Founder Shares (including both vested and unvested Scientific Founder Shares) at the Original Purchase Price, and (iii) all advisory agreements between each of you and the Company shall immediately terminate; all without any further liability of the Scientific Founders to the Company or of me or the Company to the Scientific Founders.

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8.                                      Other Agreements.

8.1                               Further Assurances; Assumption by Company.  We all agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement, including formation of the Company and compliance by the Company with the terms of this Agreement. Upon formation of the Company, and acceptance of this Agreement by the Company, the obligations hereunder shall be assumed by the Company and become a binding obligation of the Company.

8.2                               Notices.  All notices, requests, consents and other communications hereunder shall be in writing, shall be addressed to the receiving party’s address set forth above or to such other address as a party may designate by notice hereunder, and shall be either (i) delivered by hand, (ii) made by telecopy, facsimile transmission or email transmission of a PDF document, (iii) sent by overnight courier, or (iv) sent by registered mail, return receipt requested, postage prepaid.  All notices, requests, consents and other communications hereunder shall be deemed to have been given either (i) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above, (ii) if made by telecopy, facsimile transmission or email transmission of a PDF document, at the time that receipt thereof has been acknowledged by electronic confirmation or otherwise, (iii) if sent by overnight courier, on the next business day following the day such notice is delivered to the courier service, or (iv) if sent by registered mail, on the 5th business day following the day such mailing is made.

8.3                               Entire Agreement.  This Agreement embodies the entire agreement and understanding between you and the Company with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof.  No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Agreement shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

8.4                               Assignment.  The rights and obligations under this Agreement may not be assigned by either party hereto without the prior written consent of the other party.

8.5                               Benefit.  All statements, representations, warranties, covenants and agreements in this Agreement shall be binding on the parties hereto and shall inure to the benefit of the respective successors and permitted assigns of each party hereto.  Nothing in this Agreement shall be construed to create any rights or obligations except among the parties hereto, and no person or entity shall be regarded as a third-party beneficiary of this Agreement.

8.6                               Governing Law.  This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of the Commonwealth of Massachusetts, without giving effect to the conflict of law principles thereof.

8.7                               Severability.  In the event that any court of competent jurisdiction shall determine that any provision, or any portion thereof, contained in this Agreement shall be unreasonable or unenforceable in any respect, then such provision shall be deemed limited to the extent that such court deems it reasonable and enforceable, and as so limited shall remain in full force and effect.  In the event that such court shall deem any such provision, or portion thereof, wholly unenforceable, the remaining provisions of this Agreement shall nevertheless remain in full force and effect.

8.8                               Headings and Captions.  The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and shall in no way modify, or affect the meaning or construction of any of the terms or provisions hereof.

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8.9                               No Waiver of Rights, Powers and Remedies.  No failure or delay by a party hereto in exercising any right, power or remedy under this Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of the party.  No single or partial exercise of any right, power or remedy under this Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder.  The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies.  No notice to or demand on a party not expressly required under this Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

8.10                        Survival of Representations and Warranties.  All representations and warranties made by the parties hereto in this Agreement or in any other agreement, certificate or instrument provided for or contemplated hereby, shall survive the execution and delivery hereof and any investigations made by or on behalf of the parties.

8.11                        Amendment.  Any term, covenant, agreement or condition of this Agreement may, with the consent of the Company, be amended or compliance herewith may be waived (either generally or in a particular instance and either retroactively or prospectively), by one or more substantially concurrent written instruments signed by the Scientific Founders.

8.12                        No Broker or Finder.  Each of the parties hereto represents and warrants to the other that no broker, finder or other financial consultant has acted on its behalf in connection with this Agreement or the transactions contemplated hereby in such a way as to create any liability on the other.  Each of the parties hereto agrees to indemnify and save the other harmless from any claim or demand for commission or other compensation by any broker, finder, financial consultant or similar agent claiming to have been employed by or on behalf of such party and to bear the cost of legal expenses incurred in defending against any such claim.

8.13                        Counterparts.  This Agreement may be executed in one or more counterparts, and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature Page Follows]

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If the foregoing accurately sets forth your understanding and agreement, please sign the enclosed copy of this agreement and return it to us.

Very truly yours,

/s/ Christoph Westphal

Christoph Westphal, on behalf of
Company to be formed

Accepted and agreed this
25 day of February, 2014

/s/ Bruce Bean
Bruce Bean

/s/ Donald MacKinnon
Donald MacKinnon

/s/ Roderick MacKinnon
Roderick MacKinnon

SIGNATURE PAGE TO CONTRIBUTION AGREEMENT

Exhibit A

PATENT ASSIGNMENT AGREEMENT

This PATENT ASSIGNMENT is dated as of          , 2014 (this “Assignment”), by RODERICK MACKINNON, DONALD MACKINNON, and BRUCE BEAN, individuals residing at               ,                 , and                  respectively (collectively “Assignors”), and FLEX PHARMA, INC., with offices at                                  (“Assignee”).

WHEREAS, pursuant to the Contribution Agreement among the parties dated as of                    , Assignors agree to transfer, convey, assign and deliver to the Assignee all rights, title and interests in all presently pending patent applications and issued patents in which Assignors individually or collectively are listed as an inventor, or individually or collectively have an ownership interest that are identified on Schedule A attached hereto (collectively, the “Assigned Patents”).

NOW, THEREFORE, in consideration of the Agreement and the mutual covenants and promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                                      Assignors hereby irrevocably convey, transfer, assign and deliver to Assignee, its successors and assigns, Assignors’ entire right, title and interest for the United States, its territories and possession, and all foreign countries in and to the Assigned Patents and all rights, claims and privileges pertaining thereto, including without limitation, all inventions and discoveries disclosed therein, certificates of invention and applications for certificates of invention, and any substitutions, reissues, reexaminations, divisions, renewals, extensions, provisionals, continuations, continuations-in-part, continued prosecution applications, and corresponding foreign patents and patent applications and foreign counterparts thereof, and any and all rights to sue and recover for claims and remedies against and collect damages and other recoveries for past, present and future infringements of any or all of the foregoing, and rights for priority and protection of interests therein under the laws of any jurisdiction and hereby grants to Assignee the right to apply, obtain and hold in its own name for patents or inventor’s certificates and related rights heretofore or hereafter filed in any and all countries, including, without limitation, the right to prosecute and maintain the same and all rights to claim priority based thereon, all patents granted thereon and all reissues, extensions and renewals thereof.

2.                                      Rights and Privileges.  All rights and privileges, including the right to sue for and receive all damages from past infringements of the Assigned Patents, will be held and enjoyed by the Assignee and its successors, assigns and other legal representatives.

3.                                      Further Assurances.  Assignors represent and warrant to Assignee, its successors and assigns that on the date hereof that they are the exclusive owners of all right, title and interest in and to the Assigned Patents and have the right to assign the Assigned Patents, and that no assignment, sale, agreement or encumbrance has been or will be made or entered into which would conflict with this assignment.  Assignors each agree, at the Assignee’s expense and request: (i) to assign, deliver and communicate to Assignee, its representatives, agents, successors and assigns any facts and materials relating to the Assigned Patents, including evidence for interference purposes or for other legal proceedings whenever requested and all files, documents and communications pertaining to the Assigned Patents, including all communications to and from the U.S. Patent and Trademark Office and any and all legal counsel advising on or assisting with the Assigned Patents; (ii) to testify in any interference or other legal proceedings whenever requested; (iii) to execute and deliver whenever requested all lawful papers required to make any of the foregoing provisions effective; and (iv) to generally provide all further cooperation, including taking such further action and executing such additional documents, which Assignee, its successors and assigns requests to secure, obtain or enforce proper protection for the Assigned Patents and all associated rights in this or any foreign country.

4.                                      Authorization.  Assignors authorize and request the Commissioner of Patents and Trademarks of the United States, and any other official throughout the world whose duty is to register and record ownership in patent registrations and applications for registration of patents, to record Assignee as the assignee and owner of any and all right in the Assigned Patents.

5.                                      Covenant Not to Sue.  Assignors hereby release, discharge, and covenant not to assert against Assignee, and Assignee’s parents, subsidiaries, contractors, customers, suppliers, affiliates, agents, employees, directors, representatives, successors, assigns, licensors, licensees, partners, joint venturers, and distributors all claims, causes, obligations, rights of action, or liabilities of any kind or nature, whether now existing or hereinafter arising and whether known or unknown, arising from or relating to proprietary rights in the Assigned Patents.

6.                                      Miscellaneous.  This Assignment will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, each of which such successors and permitted assigns will be deemed to be a party hereto for all purposes hereof. This Assignment and any of the terms contained herein may be amended or modified by Assignors and Assignee only in writing. This Assignment is executed by, and shall be binding upon, Assignors and Assignee and their respective successors and assigns, for the uses and purposes set forth and referred to above, effective immediately upon its delivery to Assignee.  This Assignment shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts other than any provision of Massachusetts law that would result in the application of the laws of any jurisdiction other than the Commonwealth of Massachusetts. This Assignment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(CONTINUED ON NEXT PAGE)

7.             Assignors hereby request and authorize Cooley, LLP, 500 Boylston St, Boston , MA 02116, to insert hereon any further identification information necessary or desirable for recordation of this document, including the filing date and application number of assigned applications or issued patents, if not yet known, when known.

IN WITNESS WHEREOF, the parties have duly executed this Assignment as of the date first written above.

ASSIGNEE:	FLEX PHARMA, INC.

By:
Name:
Title:

ASSIGNORS:

RODERICK MACKINNON

IN WITNESS WHEREOF, I,                                                                                , hereby declare

(Printed Name of Witness)

that I was personally present and did see RODERICK MACKINNON sign and execute this assignment.

Date:
(Signature of Witness)

State of

County of

On this          day of                   , 2014, before me, the undersigned notary public, personally appeared RODERICK MACKINNON, proved to me through satisfactory evidence of identification, which was a                                     , to be the person whose name is signed on this document and who swore or affirmed to me that the contents of this document are truthful and accurate to the best of his knowledge and belief.

NOTARY PUBLIC
My commission expires:

DONALD MACKINNON

IN WITNESS WHEREOF, I,                                                                              , hereby declare

(Printed Name of Witness)

that I was personally present and did see DONALD MACKINNON sign and execute this assignment.

Date:
(Signature of Witness)

State of

County of

On this          day of                   , 2014, before me, the undersigned notary public, personally appeared DONALD MACKINNON, proved to me through satisfactory evidence of identification, which was a                                     , to be the person whose name is signed on this document and who swore or affirmed to me that the contents of this document are truthful and accurate to the best of his knowledge and belief.

NOTARY PUBLIC
My commission expires:

BRUCE BEAN

IN WITNESS WHEREOF, I                                                                                   , hereby declare

(Printed Name of Witness)

that I was personally present and did see BRUCE BEAN sign and execute the assignment.

Date:
(Signature of Witness)

State of

County of

On this          day of                   , 2014, before me, the undersigned notary public, personally appeared BRUCE BEAN, proved to me through satisfactory evidence of identification, which was a                                     , to be the person whose name is signed on this document and who swore or affirmed to me that the contents of this document are truthful and accurate to the best of his knowledge and belief.

NOTARY PUBLIC
My commission expires:

SCHEDULE A

Type	Country	Title	Application Serial No./ Filing Date

Provisional	US	Methods and compositions for Relieving Muscle Cramps	61/368,059 July 27, 2010 (expired)
PCT	WIPO	Methods and Compositions for Preventing and Relieving Muscle Cramps and For Recovery from Neuromuscular Irritability and Fatigue Following Exercise	PCT/US2011/045480 July 27, 2011 (abandoned)
Nonprovisional	US	Methods and Compositions for Preventing and Relieving Muscle Cramps and For Recovery from Neuromuscular Irritability and Fatigue Following Exercise	13/191,941 July 27, 2011 (pending)
National Stage	EP	Methods and Compositions for Preventing and Relieving Muscle Cramps and For Recovery from Neuromuscular Irritability and Fatigue Following Exercise	11813088.9 (pending) July 27, 20111

AMENDMENT TO FOUNDERS AGREEMENT

This Amendment (this “Amendment”) to the Founders Agreement, dated February 25, 2014 (the “Founders Agreement”) by and among (i) Christoph Westphal (on behalf of Flex Pharma, Inc., a Delaware corporation (the “Company”)), and (ii) Bruce Bean, Donald MacKinnon and Roderick MacKinnon (the “Scientific Founders”), is made by and among the Scientific Founders and the Company and is dated as of March 21, 2014.  Capitalized terms used but not defined herein shall have the meanings given to such terms in the Founders Agreement unless the context otherwise requires.

RECITALS

A.            Pursuant to Section 8.11 of the Founders Agreement, any term thereof may be amended or waived only with the written consent of (i) the Company and (ii) the Scientific Founders.

B.            The Company and the Scientific Founders desire to amend the Founders Agreement in accordance with Section 8.11 of the Founders Agreement to provide for the termination of certain provisions of the Founders Agreement.

AGREEMENT

In consideration of the mutual promises and covenants set forth herein and other good and valuable consideration, receipt of which is hereby acknowledged, the parties to this Amendment hereby agree that the Founders Agreement shall be amended as follows:

1.              Amendment to Founders Agreement.  Effective as of the date hereof Subsection 1.1, Subsection 1.2, Section 2, Section 3, Section 4, Section 5, Section 6 and Section 7 of the Founders Agreement are hereby terminated and shall be of no further force and effect.

2.              Qualified Financing.  As of the date hereof, a Qualified Financing shall have occurred and upon the closing of such Qualified Financing, the Company shall reimburse the Scientific Founders all third party development and patent expenses incurred in connection with the development of the Technology, such amount not to exceed Seventy Thousand Dollars ($70,000).

3.              Miscellaneous.

(a)           Assignment.  The rights and obligations under this Amendment may not be assigned by either party hereto without the prior written consent of the other party.

(b)           Benefit.  All statements, representations, warranties, covenants and agreements in this Amendment shall be binding on the parties hereto and shall inure to the benefit of the respective successors and permitted assigns of each party hereto.  Nothing in this Amendment shall be construed to create any rights or obligations except among the parties hereto, and no person or entity shall be regarded as a third-party beneficiary of this Amendment.

 (c)          Governing Law.  This Amendment and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of the Commonwealth of Massachusetts, without giving effect to the conflict of law principles thereof.

 (d)          Counterparts.  This Amendment may be executed in two or more counterparts, and by different parties hereto on separate counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

(e)         Headings and Captions.  The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and shall in no way modify, or affect the meaning or construction of any of the terms or provisions hereof.

(f)            Effect of Amendment.  The Founders Agreement, as amended hereby, shall remain in full force and effect.  For clarity, Subsection 1.3 and Section 8 of the Founders Agreement are the only provisions of the Founders Agreement that remain in full force and effect following the execution and delivery of this Amendment.

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The parties have executed this Amendment as of the date first written above.

COMPANY:

FLEX PHARMA, INC.

By:	/s/ Brian Malone
Brian Malone, President

SCIENTIFIC FOUNDERS:

/s/ Bruce Bean
Bruce Bean

/s/ Donald MacKinnon
Donald MacKinnon

/s/ Roderick MacKinnon
Roderick MacKinnon

[SIGNATURE PAGE TO AMENDMENT TO FOUNDERS AGREEMENT]

TERMINATION OF FOUNDERS AGREEMENT

This Termination of Founders Agreement (the “Termination Agreement”) is entered into as of April 10, 2014 by and among (i) Flex Pharma, Inc., a Delaware corporation (the “Company”), (ii) Bruce Bean, Donald MacKinnon and Roderick MacKinnon (the “Scientific Founders”) and (iii) Christoph Westphal.  Capitalized terms used but not defined herein shall have the meanings given to such terms in the Founders Agreement by and among Christoph Westphal (on behalf of the Company) and the Scientific Founders, dated as of February 25, 2014, as amended on March 21, 2014 (as amended, the “Founders Agreement”), unless the context otherwise requires.

RECITALS

A.                                    The Company and the Scientific Founders entered into the Founders Agreement on February 25, 2014, which was amended on March 21, 2014 to terminate certain provisions of the Founders Agreement.

B.                                    The Company and the Scientific Founders now desire to terminate the remaining provisions of the Founders Agreement to further induce investors to purchase shares of the Company’s Series A Preferred Stock.

AGREEMENT

In consideration of the mutual promises and covenants set forth herein and other good and valuable consideration, receipt of which is hereby acknowledged, the parties to this Termination Agreement hereby agree as follows:

1.              Scientific Founders Anti-dilution.  As full and complete satisfaction for the anti-dilution protections provided to the Scientific Founders in Section 1.3 of the Founders Agreement, the Company shall issue to the Scientific Founders an aggregate of 742,857 shares of Common Stock of the Company (the “Scientific Founders’ Shares”), or options to purchase such number of shares, as soon as reasonably practicable following the date hereof.  Such Scientific Founders’ Shares, or options therefor, shall be allocated among the Scientific Founders pro rata based on the number of shares of Common Stock currently held by each Scientific Founder.

2.              Business Founders Antidilution.  As full and complete satisfaction for the anti-dilution protections provided to the Business Founders in Section 1.3 of the Founders Agreement, the Company shall issue to the Business Founders an aggregate of 2,971,428 shares of Common Stock of the Company (the “Business Founders’ Shares”), or options to purchase such number of shares, as soon as reasonably practicable following the date hereof.  Such Business Founders’ Shares, or options therefor, shall be allocated among the Business Founders pro rata based on the number of shares of Common Stock currently held by each Business Founder.

3.              Termination of Founders Agreement. Effective as of the date the Scientific Founders’ Shares are issued to the Scientific Founders and the Business Founders’ Shares are issued to the Business Founders, the Founders Agreement shall be automatically terminated and of no further force and effect.  For clarity, except as set forth in Sections 1 and 2 of this Termination Agreement, the Scientific Founders and Business Founders shall have no rights to the issuance of any additional shares or options from the Company pursuant to the Founders Agreement.

4.              Miscellaneous.

(a)                                 Assignment.  The rights and obligations under this Termination Agreement may not be assigned by either party hereto without the prior written consent of the other party.

(b)                                 Benefit.  All statements, representations, warranties, covenants and agreements in this Termination Agreement shall be binding on the parties hereto and shall inure to the benefit of the respective successors and permitted assigns of each party hereto.  Nothing in this Termination Agreement shall be construed to create any rights or obligations except among the parties hereto, and no person or entity shall be regarded as a third-party beneficiary of this Termination Agreement.

(c)                              Governing Law.  This Termination Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of the Commonwealth of Massachusetts, without giving effect to the conflict of law principles thereof.

(d)                             Counterparts.  This Termination Agreement may be executed in two or more counterparts, and by different parties hereto on separate counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

(e)                                  Headings and Captions.  The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and shall in no way modify, or affect the meaning or construction of any of the terms or provisions hereof.

(f)                                   Effect of Termination Agreement.  This Termination Agreement is intended to be the sole agreement of the parties as it relates to the subject matter hereof and does hereby supersede all other agreements of the parties relating to the subject matter hereof.

[SIGNATURE PAGE FOLLOWS]

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The parties have executed this Termination Agreement as of the date first written above.

COMPANY:

FLEX PHARMA, INC.

By:	/s/ Christoph Westphal
Name: Christoph Westphal
Title: President & CEO

SCIENTIFIC FOUNDERS:

/s/ Bruce Bean
Bruce Bean

/s/ Donald MacKinnon
Donald MacKinnon

/s/ Roderick MacKinnon
Roderick MacKinnon

BUSINESS FOUNDERS:

/s/ Christoph Westphal
Christoph Westphal